EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between VIRAL GENETICS, INC., a Delaware corporation (the “Company” or “Employer”), and Haig Keledjian (“Employee”).

Recitals

A.        Employer is a company engaged in the business of researching, developing and distributing biomedical products and technology;

B.        Employee has been engaged in and has experience in the Employer’s business;

C.        The Company desires to provide for the employment of Employee, to clearly set forth the relationship between the parties, and to restrict Employee from using certain confidential information and from competing with the Employer in the future.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated as a part of this Agreement, and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

1.        Employment. Employer hereby employs Employee to perform those duties generally described in this Agreement, and Employee hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth, all effective as of May 20, 2007 (the “Effective Date”).

2.        Duties. Employer hereby employs Employee to, at an executive level position, manage Employer as chief executive officer and president. To facilitate the performance of his duties, Employee shall be designated “Chief Executive Officer and President.” Employee agrees to serve from time to time at the pleasure of the board of directors in such additional and/or other offices or positions with Employer as shall be determined by Employer’s board of directors, without compensation except as set forth herein. Employee shall devote his full working time and efforts to the business of Employer. Employee shall not during the term of this Agreement be engaged in any other substantial business activities which will significantly interfere or conflict with the performance of his duties hereunder.

3.         Reasonable Best Efforts. Employee agrees that he will at all times faithfully, industriously, and to the reasonable best of his abilities, experience, and talents, perform all of the duties that may be required of and from his pursuant to the express and explicit terms hereof.

4.        Vacations, Sick Days, Holidays. Employee shall be entitled each year to a paid vacation of at least ten (10) working days. Vacation shall be taken by Employee at times and with starting and ending dates determined by Employee taking into account the reasonable needs of Employer. Vacation or portions of vacations not used in one employment year shall carry over to the succeeding employment year, but shall thereafter expire if not used within such succeeding year.

5.        Term. The term of this Agreement shall be for the period commencing on the Effective Date and continuing through December 31, 2009 (the “Initial Term”). This Agreement shall be renewed for successive one-year terms upon the agreement of the Employer and Employee to renew this Agreement. For all purposes of this Agreement, including for purposes of applying the renewal provisions of this paragraph to any term subsequent to the term then being extended, the Expiration Date shall mean December 31, 2009 for the Initial Term hereof or December 31 at the end of any one-year renewal term, as the case may be.

6.        Compensation.

(a)        Employer shall pay to Employee a base salary of $195,000 per annum payable in accordance with the payroll procedures established by Employer for all its employees. Such salary shall be subject to an annual review and may be increased, but not decreased, by the Company’s board of directors. The salary to Employee and all other compensation and benefits hereunder (including, but not limited to, the compensation provided for in Paragraph 6(c), below) shall be subject to withholding and other applicable taxes.

(b)        For and in consideration of the agreement of the Employee to enter into this Agreement and as an incentive for the Employee to use his best efforts in pursuit of the Company’s business, concurrently with the execution of this Agreement the Employer and Employee shall enter into the option agreement in the form attached hereto as Exhibit A. Employer may but is not obligated to provide additional options during any subsequent year of the Initial Term or subsequent one-year extension periods as described in paragraph 5, if any. Employer’s failure to provide additional options shall not constitute a breach of this Agreement.

7.        Employment Benefits. Employee shall be entitled to participate in all of Employer’s benefit plans, which may include, but are not limited to, long-term disability insurance, any stock option, medical, dental, life insurance, retirement, pension, profit sharing, or other plan as in effect from time to time on the same basis as other employees and/or as appropriate for Employee’s position.

8.        Working Facilities. Employer will provide to Employee at a location to be determined prior to the effective date of this Agreement suitable offices and facilities appropriate for his position and suitable for the performance of his responsibilities.

9.        Expenses. Employer shall bear the cost of all expenses reasonably incurred by the Employee in performing his duties under this Agreement. The expenses for which Employer will reimburse Employee include, but are not limited to, expenses for travel, lodging, meals, beverages, entertainment, and similar items. The Employee shall provide to Employer a monthly accounting of such expenses, all on a basis consistent with a reasonable policy established by Employer for its executive officers. Employee agrees to submit such documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes which are permitted under the Internal Revenue Code. Employee agrees to keep such records as are required under the Internal Revenue Code and the Regulations there under to enable substantiation of each of the said expenditures or reimbursements. Any expenses exceeding $1,000 in aggregate must first be authorized in advance in writing by the Employer.

10.        Non-Solicitation. Employee acknowledges that, in the course of performing services for or on behalf of the Employer, having access to the Employer’s technology, reports, processes, knowledge and know-how, facilities, books and records, or otherwise being associated with the Employer, Employee may from time to time receive Confidential Information of or with respect to the Employer and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Employer. In connection and in furtherance of the foregoing, Employee may not (whether directly or indirectly; as the principal or on such person’s own account; or solely or jointly with others as an employee, agent, independent contractor, consultant, general or limited partner, member, stockholder or holder of equity securities of any other person, other than through ownership of less than one percent of a class of publicly-traded securities of a company) engage in any of the conduct or activity described below in the Paragraph 10.

(a)        Employee may not, so long as Employee is an employee of the Employer and until the third anniversary of the effective date of termination of Employee’s employment with the Employer for any reason, solicit, induce or influence any person that at such time is (or, during the six (6) month period ending on the effective date of termination of Employee’s employment with the Employer, was) a vendor, licensor, licensee, distributor, customer, client, employee, or independent contractor of the Employer to terminate any contract or agreement with the Employer or leave the service of the Employer. Employee acknowledges that the restrictions in this subparagraph (a) of this Paragraph 10 will not impair Employee’s ability to carry on Employee’s profession or earn a living.

(b)        Employee may not, so long as Employee is an employee of the Employer and until the third anniversary of the effective date of termination of Employee’s employment with the Employer for any reason, without the express prior written consent of the Employer, participate either directly or indirectly in any discussion or negotiation with any person that at such time is (or, during the six month period ending on the effective date of termination of Employee’s employment with the Employer, was) a vendor, licensor, licensee, distributor, customer, client, employee, or independent contractor of the Employer the purpose of which discussion or negotiation would be materially adverse to the interests of the Employer and the relationship existing between the Employer and such person. Employee acknowledges that the restrictions in this subparagraph (b) of Paragraph 10 will not impair Employee’s ability to carry on Employee’s profession or earn a living.

11.        Non-Disclosure of Information. Employee understands that the covenants and agreements in this Paragraph 11 may limit Employee’s ability to earn a livelihood in a business similar to the business of the Employer of researching, developing and distributing biomedical products and technology, but nevertheless believes that Employee has received and will receive sufficient consideration and other benefits from the Employer so as to clearly justify such restrictions which, in any event (given Employee’s education, skills and ability), Employee does not believe would prevent Employee from earning a living:

(a)        Employee acknowledges that, in the course of performing services for or on behalf of the Employer, having access to the Employer’s technology, reports, processes, knowledge and know-how facilities, books and records, or otherwise being associated with the Employer, Employee will have access to, and become acquainted with, Confidential Information of or with respect to the Employer and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Employer. Employee (i) hereby stipulates and acknowledges that the Confidential Information constitutes important, material, proprietary and confidential trade secrets of the Employer that affect the successful conduct of the business and goodwill of, the Employer; (ii) stipulates and acknowledges that any and all of the Confidential Information is the sole and exclusive property of the Employer, regardless of whether Employee was engaged in the development of any of such Confidential Information while performing services for or on behalf of the Employer; (iii) agrees to keep all such Confidential Information in strictest confidence, and not to, directly or indirectly, use or divulge, disclose or communicate to any person (other than a duly-authorized representative of the Employer) any such Confidential Information other than in the ordinary course of business of the Employer for the benefit of the Employer; and (iv) agrees not to copy or otherwise duplicate any such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, other than in the ordinary course of business of the Employer for the benefit of the Employer. Upon the end of the Employment Term, and at the request of the Employer, shall promptly return to the Employer all copies of such Confidential Information delivered to or obtained by Employee or, at the election of the

Employer, certify that all copies of such Confidential Information in the possession of Employee or any person who received such Confidential Information from Employee have been destroyed or erased.

(b)         “Confidential Information” means, with respect to the Employer, any technical, financial, or business information (including, without limitation, manuals, forms, memoranda, reports, journals, test results, correspondence, business plans, customer lists, pricing lists, contracts, plans or specifications, or the like) that may disclose (or may reasonably be expected to disclose) the customs and practices, marketing methods and data, services and products, methods of doing business, manner of operation, scientific know-how, formulas, technical data or information, clinical study protocols, patient or biologic information, and other confidential information, regardless of whether in written, oral, graphic, encoded, encrypted, tangible, or intangible forms, all of which the parties to the Agreement hereby acknowledge constitute “trade secrets” within the meaning of the Uniform Trade Secrets Act, codified at sections 3426 et seq. of the California Civil Code.

(c)         Employee shall have no obligation to preserve the confidential or proprietary nature of any information that (i) was already known to Employee free of any obligation to keep such information confidential at the time of disclosure of such information; (ii) is or becomes publicly known through no wrongful act of Employee; (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Employer; (iv) is disclosed to a third person by the Employer without restrictions on confidentiality similar to those contained in this Paragraph 11; (v) is approved for disclosure by written authorization of the Employer; or (vi) is a Prior Invention (as defined in Paragraph 12).

(d)        The obligations of Employee under this Paragraph 11 shall also extend to Employee’s affiliates and Employee shall, upon reasonable request of the Employer, advise each such person in writing of the obligations imposed on such person under this Paragraph 11. “Affiliate” means: (i) the Employee’s current spouse, siblings, lineal ancestors (including those by adoption), and lineal descendants (including those by adoption), and spouses of the foregoing (“Family Members”); and (ii) any corporation, partnership, trust, or limited liability company in which the Employee or any Family Member is an officer, director, manager, trustee, general partner, or holder of one percent or more the outstanding voting securities, capital or profits interests, or beneficial interests, s applicable.

(e)        The provisions of this Paragraph 11 shall apply to Employee throughout the term of employment and continue in perpetuity.

12.        Assignment of Inventions. Employee shall promptly disclose any Employee Creations to the Employer and any such Employee Creations shall be the Employer’s sole property. All original works of authorship that are made by Employee (in whole or in part, either alone or jointly with others) within the scope of Employee’s employment with the Employer and that are protectable by copyright are “works made for hire” as defined in the United States Copyright Act (17 U.S.C.A. section 101). “Employee Creation(s)”means any idea, concept, discovery, development, device, design, apparatus, use, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of the Company’s biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are conceived, suggested, reduced to practice, or devised by Employee, in whole or in part, either solely or jointly with others, during Employee’s employment with the Employer or using the Employer’s facilities, or equipment or using Confidential Information.

(a)        Employee hereby assigns to the Employer, and agrees to assign to the Employer in the future where appropriate, any and all such Employee Creations, and agrees to cooperate with the Employer in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of the Employer, to the maximum extent permitted by section 2870 of the California Labor Code. In order that the Employer may perfect and protect its rights to Employee Creations as provided hereunder, Employee agrees that Employee’s obligations regarding assignment of such Employee Creations to the Employer shall survive termination of Employee’s employment with the Employer for a term of one year following the date of termination for any reason. Employee hereby acknowledges that the Employer has provided to Employee the text of section 2870 of the California Labor Code, and, concurrently with the execution of this Agreement, Employee has executed and delivered to the Employer a copy of Exhibit B attached hereto acknowledging that the Employer has provided to Employee written notification regarding section 2870 of the California Labor Code.

(b)        If any Invention related to the subject matter of Employee’s employment with the Employer was made, conceived, developed or first reduced to practice by Employee (in whole or in part, either alone or jointly with others) prior to Employee’s employment with the Employer, it is listed on Exhibit C (“Prior Inventions”). Employee retains the right to use, enhance, license and/or authorize others to use for any purpose or application (a) the Prior Inventions or (b) other Inventions developed by Employee that are unrelated to the Employee’s employment with the Employer, unrelated in any way to any of the Company’s biological or pharmaceutical products under investigation or development from time to time (or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto), and developed by Employee outside the scope of his employment with the Employer.

(c)        Employee shall not transfer or attempt to transfer any right, privilege, title, or interest in or to any of the rights specified in this Paragraph 12 nor shall Employee at any time grant the right to, authorize, or willingly permit any person (other than the Employer) to infringe in any way upon any of the exclusive rights hereby granted to the Employer, and Employee hereby authorizes the Employer, in the name of Employee or otherwise, to institute any legal proceedings to prevent such infringement.

(d)        Any and all rights hereby granted to the Employer under this paragraph 12 shall vest in the Employer, whether or not the Employer exercises any of its rights or options to terminate this Agreement as herein provided.

(e)        In the event the Employer permits or suffers to exist the commencement of any case or proceeding under any bankruptcy or insolvency law under which the principal business operations of the Employer will terminate and its assets liquidated, and such case or proceeding shall be consented to or acquiesced in or shall result in the entry of an order for relief or shall remain for 60 days undismissed, then all right, title, and interest in and to all of the Employee Creations shall automatically revert and belong to Employee, and Employer shall take all action reasonably required in any such case or proceeding to acknowledge and confirm Employee’s ownership and rights to the Employee Creations and to effect through assignment or other instrument of transfer, title, or ownership Employee’s ownership of the Employee Creations.

13.        Termination for Cause. Except where due to the death of Employee, Employer may not terminate this Agreement during its term without cause. As used herein, cause shall mean that:

(a)        Employee has materially breached in a manner injurious to the Company the terms of this Agreement (other than as described in subparagraphs (b) and (c) of this paragraph 13), and such breach has not been cured within 30 days following the date of written notice to Employee of such breach;

(b)        Employee has been grossly negligent in the performance of his duties at least three times in any consecutive 90-day period;

(c)        Employee has engaged in material and willful or gross misconduct in the performance of his duties hereunder;

(d)        Employee is convicted or pleads nolo contendre with respect to any criminal offense other than misdemeanor traffic violations;

(e)        Employee violates the Employer’s Code of Ethics, or such other governance standards as are adopted by the Employer from time to time; or

(f)        Employee is found by a court of competent jurisdiction to have committed any act or engaged in any conduct that is fraudulent, or Employee becomes the subject of a civil or criminal proceeding or investigation relating to securities fraud, including, without limitation, proceedings initiated by the National Association of Securities Dealers, and the United States Securities and Exchange Commission.

14.        Termination Payment.

(a)        In the event that the Employee’s employment is terminated (i) by the Employer for reasons other than cause as defined in paragraph 13, or (ii) is terminated by Employee for good reason (as hereinafter defined), the Employee shall be compensated by the Employer through a single sum payment in cash payable within 30 days after such termination in an amount equal to the annual rate of salary provided for in paragraph 6(a) above in effect as of the date of termination.

(b)        In the event that the Employee’s employment is terminated by the Employee at any time during the term hereof for any reason other than good reason or is terminated by the Employer during the term hereof for cause as provided in paragraph 13, Employee shall be entitled to receive only that compensation due and payable hereunder with respect to periods ended on or before the date of termination.

(c)        As used in this Agreement, termination for “good reason” shall mean termination by the Employee in the following circumstances: (i) a material breach by Employer of this Agreement, and such breach has not been cured within 30 days following the date of written notice to Employer of such breach; (ii) any person (other than the Employer, a subsidiary of the Employer, or Affiliates of the Employer as of the date affixed hereof, as that term is promulgated by the Securities and Exchange Commission) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 50.1 percent or more of the combined voting power of the then outstanding securities of the Employer; or (iii) any merger or reorganization of the Employer whether or not another entity is the survivor, pursuant to which the holders, as a group, of all of the shares of the Employer outstanding prior to the transaction hold, as a group, less than 50.1 percent of the combined voting power of the Employer or any successor company outstanding after the transaction.

15.        Death During Employment. If the Employee dies during the term of the employment, Employer shall pay to the estate of Employee an amount equal to all compensation due and payable hereunder with respect to periods ended on or before the date of death.

16.        Nontransferability. None of Employee, his spouse, his designated contingent beneficiary, or their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared non-assignable and non-transferable except as specifically provided herein.

17.        Indemnification. Employer shall indemnify Employee and hold his harmless from liability for, and shall advance to his on a current basis any expenses incurred in connection with, acts, omissions, or decisions made by his while performing services for Employer to the greatest extent permitted by applicable law. Employer shall also use its best efforts to obtain and maintain during the term of this Agreement coverage for Employee in his capacity as an officer of Employer or any of its subsidiaries or affiliates under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of Employer against such liability.

18.        Assignment. This Agreement may not be assigned (other than by will or by operation of law), by either party without the prior written consent of the other party. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

19.        Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Employee by Employer. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

20.        Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

21.        Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

22.        Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry. In this regard, Employer shall not engage in any course of conduct that is oppressive to Employee and intended by Employer to force Employee’s resignation.

23.        No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

24.        Notices. Any notice, request, instruction, report or other document to be given to the parties shall be in writing and delivered personally or sent by certified mail, postage prepaid,

if to Employee:	Haig Keledjian c/o 1321 Mountain View Circle Azusa, CA 91702

if to Employer:	Viral Genetics, Inc. 1321 Mountain View Circle Azusa, CA 91702

or at such other address as any party shall specify to the other party in writing.

25.        Enforcement. Employee acknowledges that the covenants and the restrictions contained in Paragraphs 10 and 11 are necessary and required for the adequate protection of the Employer and are necessary to preserve the goodwill of the Employer and the value of its existing Confidential Information, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of the Employer, unfair competition by the breaching party, and other irreparable harm and damages to the Employer, which cannot be adequately compensated by a monetary award. It is accordingly agreed that the Employer or any of its subsidiaries (without posting bond or other security and without the necessity of proving actual damages) shall be entitled to an injunction or injunctions to prevent breaches of Paragraphs 10 and 11 and to enforce specifically the terms and provisions of Paragraphs 10 and 11. Nothing in this Agreement shall be construed as prohibiting the Employer from pursuing any other legal or equitable remedies available to the Employer for such breach or threatened breach of any of the provisions of Paragraphs 10 and 11 (including, without limitation, recovery of all damages from Employee and an equitable accounting of all earnings, profits and other benefits arising from such violation).

26.        Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of California.

27.        Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

28.        Waiver. No failure by an party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any other covenant, agreement, term, or condition.

AGREED and entered into effective the 20th day of May 2007.

EMPLOYER:

VIRAL GENETICS, INC.

By_______________________________________

Duly Authorized Officer

EMPLOYEE:

__________________________________________

Haig Keledjian

Exhibit A

VIRAL GENETICS, INC.

Option for the Purchase of 2,500,000
Shares of Common Stock
Par Value $0.001

STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A “NO ACTION” OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

This is to certify that, for value received, Haig Keledjian, (the “Optionee”) is entitled to purchase from VIRAL GENETICS, INC. (the “Company” or “Corporation”), on the terms and conditions hereinafter set forth, all or any part of 2,500,000 shares (“Option Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at the purchase price of $0.08 per share (“Option Price”). Upon exercise of this option in whole or in part, a certificate for the Option Shares so purchased shall be issued and delivered to the Optionee. If less than the total option is exercised, a new option of similar tenor shall be issued for the unexercised portion of the options represented by this Agreement.

This option is granted subject to the following further terms and conditions:

1.        This option shall vest immediately. The right to exercise this option with respect to any of the unexercised and vested Option Shares shall terminate on the earlier to occur of: (i) the date that is one year following termination for any reason of Optionee’s employment pursuant to the Employment Agreement dated May 20, 2007, and (ii) December 31, 2012. No right to purchase unvested Option Shares shall vest and become exercisable after termination of Optionee’s engagement for any reason. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a)        Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of that attached to this Agreement (the “Exercise Notice”) in which there is specified the number of Option Shares which are to be purchased under the exercised option.

(b)        Pay the aggregate Option Price for the purchased shares through one full payment in cash or by check made payable to the Corporation’s order;

(c)        Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(d)        For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice.

(e)        Upon such exercise, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within three business days of such exercise) to or upon the written order of the Optionee at its address, and in the name of the Optionee, a certificate or certificates for the number of full Option Shares issuable upon the exercise together with such other property (including cash) and securities as may then be deliverable upon such exercise. Such certificate or certificates shall be deemed to have been issued and the Optionee shall be deemed to have become a holder of record of such Option Shares as of the Exercise Date.

2.        The Optionee acknowledges that the shares subject to this option have not and will not be registered as of the date of exercise of this option under the Securities Act or the securities laws of any state. The Optionee acknowledges that this option and the shares issuable on exercise of the option, when and if issued, are and will be “restricted securities” as defined in Rule 144 promulgated by the Securities and Exchange Commission and must be held indefinitely unless subsequently registered under the Securities Act and any other applicable state registration requirements. The Company is under no obligation to register the securities under the Securities Act or under applicable state statutes. In the absence of such a registration or an available exemption from registration, sale of the Option Shares may be practicably impossible. The Optionee shall confirm to the Company the representations set forth above in connection with the exercise of all or any portion of this option.

3.        The Company, during the term of this Agreement, will obtain from the appropriate regulatory agencies any requisite authorization in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Agreement.

4.        The number of Option Shares purchasable upon the exercise of this option and the Option Price per share shall be subject to adjustment from time to time subject to the following terms. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Company or its successors and assigns shall make an appropriate and proportionate adjustment in the number or kind of shares, and the per-share Option Price thereof, which may be issued to the Optionee under this Agreement upon exercise of the options granted under this Agreement. The purchase rights represented by this option shall not be exercisable with respect to a fraction of a share of Common Stock. Any fractional shares of Common Stock arising from the dilution or other adjustment in the number of shares subject to this option shall rounded-up to the nearest whole share.

5.        The Company covenants and agrees that all Option Shares which may be delivered upon the exercise of this option will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof; provided, that the Company shall have no obligation with respect to any income tax liability of the Optionee and the Company may, in its discretion, withhold such amount or require the Optionee to make such provision of funds or other consideration as the Company deems necessary to satisfy any income tax withholding obligation under federal or state law.

6.         The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of Option Shares issuable upon the exercise of this and all other options of like tenor then outstanding.

7.         This option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein expressed, and no dividends shall be payable or accrue in respect of this option or the interest represented hereby or the Option Shares purchasable hereunder until or unless, and except to the extent that, this option shall be exercised.

8.         The Company may deem and treat the registered owner of this option as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

9.         In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

10.         This Agreement shall be governed by and construed in accordance with the internal laws of the state of California, without regard to the principles of conflicts of law thereof.

11.         Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the Company and the person to whom an option is granted hereunder, and such person’s heirs, executors, administrators, legatees, personal representatives, assignees, and transferees.

IN WITNESS WHEREOF, the Company has caused this option to be executed effective on the 20th day of May, 2007, by the signature of its duly authorized officer.

VIRAL GENETICS, INC.

By____________________________________

Duly Authorized Officer

The undersigned Optionee hereby acknowledges receipt of a copy of the foregoing option and acknowledges and agrees to the terms and conditions set forth in the option.

HAIG KELEDJIAN

By____________________________________

Exercise Notice
(to be signed only upon exercise of Option)

TO:    Viral Genetics, Inc.

The Optionee, holder of the attached option, hereby irrevocable elects to exercise the purchase rights represented by the option for, and to purchase thereunder, ______ shares of common stock of Viral Genetics, Inc., and herewith makes payment therefor, and requests that the certificate(s) for such shares be delivered to the Optionee at:

Haig Keledjian
__________________________
__________________________
__________________________

If acquired without registration under the Securities Act of 1933, as amended (“Securities Act”), the Optionee represents that the Common Stock is being acquired without a view to, or for, resale in connection with any distribution thereof without registration or other compliance under the Securities Act and applicable state statutes, and that the Optionee has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Optionee understands that the Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Common Stock may, under certain circumstances, be inconsistent with these exemptions. The Optionee acknowledges that the Common Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available. The Company is under no obligation to register the Common Stock under the Securities Act. The certificates representing the Common Stock will bear a legend restricting transfer, except in compliance with applicable federal and state securities statutes.

The Optionee agrees and acknowledges that this purported exercise of the option is conditioned on, and subject to, any compliance with requirements of applicable federal and state securities laws deemed necessary by the Company.

DATED this ________ day of ________________________________, __________.

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Signature

Exhibit B

NOTIFICATION OF CALIFORNIA LABOR CODE SECTION 2870

In accordance with California Labor Code section 2872, I acknowledge that the Employer is hereby providing me written notification that the foregoing 11-page Employment Agreement does not require that I assign to the Employer any invention for which no equipment, supplies, facility, or Confidential Information was used and that was developed entirely on my own time, and does not relate to the business of the Employer or to the Employer’s actual or demonstrably anticipated research or development, or does not result from any work performed by me for Employer.

The following is the text of California Labor Code section 2870:

(a)       Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or his rights in an invention to his or his employer shall not apply to an invention that the employee developed entirely on his or his own time without using the employer’s equipment, supplies, facilities, or trade secret information except for inventions that either

(1)        relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)        result from any work performed by the employee for the employer.

(b)        To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

I hereby acknowledge receipt of this written notification.

Date: __________, 2007

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Please sign above
Please print your name:     ___________________________

Exhibit C

DESCRIPTION OF “PRIOR INVENTIONS”